                                                                      Exhibit 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                               YEARS ENDED
                                                                                 JUNE 30,
                                                                           2000             1999
   Net loss   (a)                                                     $   (20,942)      $    (8,847)

   Accrued dividends on preferred stock                                      (738)           (1,176)
                                                                    --------------  ----------------

   Net loss available to holders of common stock (b)                      (21,680)          (10,023)
                                                                    --------------  ----------------
                                                                    --------------  ----------------

Basic and diluted net loss per share (b/c)                            $     (0.93)      $     (1.01)
                                                                    --------------  ----------------
                                                                    --------------  ----------------

Weighted average shares outstanding - basic
 and diluted (c)                                                       23,317,847         9,955,261
                                                                    --------------  ----------------
                                                                    --------------  ----------------

Pro forma basic and diluted net loss per share (a/d)                  $     (0.73)      $     (0.41)
                                                                    --------------  ----------------
                                                                    --------------  ----------------

Pro forma basic and diluted weighted average
 shares outstanding (d)                                                28,854,370        21,745,539
                                                                    --------------  ----------------
                                                                    --------------  ----------------